UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ROTH CH ACQUISITION V CO.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ROTH CH ACQUISITION V CO.

888 San Clemente Drive, Suite 400

Newport Beach, CA 92660

SUPPLEMENT TO

PROXY STATEMENT DATED NOVEMBER 20, 2023

FOR SPECIAL MEETING OF STOCKHOLDERS

OF

ROTH CH ACQUISITION V CO.

Dear Stockholders of Roth CH Acquisition V Co.:

You have previously received definitive proxy materials dated November 20, 2023 (the “Proxy Statement”) in connection with the special meeting of Roth CH Acquisition V Co., a Delaware corporation (the “company”, “we”, “us” or “our”), to be held on November 30, 2023 at 9:30 A.M., Eastern time, via teleconference (the “special meeting”), or at such other time, on such other date and at such other place to which the meeting may be postponed or adjourned. The purpose of this document is to supplement the Proxy Statement with certain new and/or revised information as follows:

Terms for Extension.

If the Extension Amendment is approved, the Company will have the right to extend the date by which the Company has to consummate a business combination up to twelve (12) times, each such extension for an additional one (1) month period (each, an “Extension”), from December 4, 2023 to December 3, 2024 (i.e., for a period of time ending 36 months from the consummation of the IPO), provided that an extension amount of the lesser of $37,500 or $0.025 per public share for each one-month extension (the “Extension Payment”) is deposited into the Trust Account in connection with each Extension.

After consultation with the Initial Stockholders of the Company, Company management believes that, if the Extension Amendment is approved, the Initial Stockholders or their respective affiliates will, if needed, contribute a sufficient amount to the Company as a loan (each loan being referred to herein as a “Contribution”) for the Company to deposit the funds into the Trust Account as the Extension Payment and to extend the business combination period for an additional one (1) month period each time for a total of twelve (12) times. It is anticipated that each Extension Payment will be deposited in the Trust Account prior to the beginning of the additional extension period (or portion thereof), other than the first Extension Payment which will be made subsequent to the approval of the Extension Amendment. The Contribution(s) shall made in the form of non-interest bearing, unsecured promissory notes. If we complete a Business Combination, we will, at the option of the Initial Stockholders, repay the Contribution or convert a portion or all of the amounts loaned under such Contribution into units, which units will be identical to the private placement units issued to our Initial Stockholders that closed concurrently with our initial public offering as described in the registration statement for our initial public offering. The loans will be forgiven by the Initial Stockholders or its affiliates if the Company is unable to consummate an initial business combination except to the extent of any funds held outside of the Trust Account.

The meeting will be held at the same date and time and will be accessible via teleconference at:

(877) 853-5257 (US Toll Free)

(888) 475-4499 (US Toll Free)

International numbers available: https://loeb.zoom.us/u/adv66rBl7u

Conference ID: 737 816 2111

Except as set forth herein, all other information in the Proxy Statement remains unchanged. If you have previously-submitted a proxy or tendered your shares for redemption in accordance with the procedures set forth in the Proxy Statement and you do not wish to make any changes, you do not need to do anything further.

This Proxy Supplement is dated November 27, 2023.